Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

Filed by the Registrant - x
Filed by a Party other than the Registrant

Check the appropriate box:

   Preliminary Proxy Statement
x  Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            SPORTMART, INC.
           (Name of Registrant as Specified in Its Charter)


              (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-
    6(j)(2).
   $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

   4) Proposed maximum aggregate value of transaction:

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:
            Proxy Statement pursuant to Section 14(a)

   3) Filing Party:

   4) Date Filed:

     1
   Set forth the amount on which the filing fee is calculated and state how it was determined.

                             May 23, 1997

To the Stockholders of
SPORTMART, INC.

   You are cordially invited to attend the Annual Meeting of Stockholders of Sportmart, Inc. (the Company ) to be held at The
Westin Hotel - O Hare, 6100 River Road, Rosemont, Illinois, on Friday, June 27, 1997 at 10:00 a.m. local time.

   The attached notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Annual Meeting, which includes the following matters:

   1. Election of three Class II directors.

   2. A proposal to ratify and approve a Restricted Stock Plan.

   The members of the Board of Directors have unanimously determined that the proposals summarized above are in the best interest of the Company and strongly recommend that you vote FOR each of them. The reasons for the Board of Directors recommendations and other important information are contained in the accompanying Proxy Statement. Because of the importance of the issues involved, you are urged to read the Proxy Statement carefully.

   Directors and officers of the Company will be present to help host the Annual Meeting and to respond to any questions that our stockholders may have. By attending the Annual Meeting, you will have the opportunity to hear the plans for our Company s future, to meet your officers and directors and to participate in the business of the Annual Meeting.

      It is important that your shares be represented and voted at the Annual Meeting, whether or not you plan to attend in person. Please sign, date and mail the enclosed proxy card at your earliest convenience.


                        /S/ LARRY J. HOCHBERG
                        LARRY J. HOCHBERG
                        Chairman of the Board

                            SPORTMART, INC.
                         1400 South Wolf Road
                       Wheeling, Illinois 60090


             NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON JUNE 27, 1997

   The Annual Meeting of Stockholders of Sportmart, Inc., a Delaware corporation (the Company ), will be held on Friday, June 27, 1997 at 10:00 a.m. (local time) at The Westin Hotel - O Hare, 6100 River Road, Rosemont, Illinois. Stockholders who desire to attend the Annual Meeting should mark the appropriate box on the enclosed proxy card. Persons who do not indicate attendance at the Annual Meeting on the proxy card will be required to present acceptable proof of stock ownership for admission to the meeting.

   The Annual Meeting will be held for the following purposes:

   1. Election of three Class II directors.

   2. A proposal to ratify and approve a  Restricted Stock Plan.

   Only stockholders of record at the close of business on April 30, 1997 are entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be open to examination of any stockholder during the ten days prior to the Annual Meeting at the Company s offices, 1400 South Wolf Road, Wheeling, Illinois 60090, during normal business hours.

   Whether or not you expect to attend the Annual Meeting, please complete, sign, date and mail your proxy in the enclosed envelope, which requires no postage if mailed within the United States. If you are present at the Annual Meeting, you may, if you wish, withdraw your proxy and vote your shares personally.


                        By Order of the Board of Directors


                        /S/ JOHN A. LOWENSTEIN
                        JOHN A. LOWENSTEIN
May 23, 1997               Corporate Secretary

                            SPORTMART, INC.
                         1400 South Wolf Road
                      Wheeling, Illinois   60090
                            (847) 520-0100

                            PROXY STATEMENT

                    Annual Meeting of Stockholders
                             June 27, 1997

                SOLICITATION AND REVOCABILITY OF PROXY

   T h i s Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Sportmart, Inc. (the "Company") to be used at the Annual Meeting of Stockholders, and any adjournment or postponement thereof (the "Meeting"), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. This Proxy Statement, the foregoing notice and the enclosed Proxy are first being mailed to stockholders on or about May 23, 1997.

   A Proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any one or more nominees) is withheld, Proxies will be voted for the slate of three directors proposed by the Board, and, if no contrary instructions are given, Proxies will be voted for approval of each of the remaining items on the Proxy. The Board does not intend to bring any matter before the Meeting except as specifically indicated in the notice, nor does the Board know of any matters which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed Proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment and discretion.

   The Company's Annual Report to Stockholders for the year ended February 2, 1997, including financial statements, is enclosed with this Proxy Statement. However, the Annual Report to Stockholders does not constitute a part of this Proxy Statement.

   The cost of soliciting Proxies in the accompanying form has been, or will be, paid by the Company. In addition to the solicitation of Proxies by the use of the mails, certain officers and associates (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit Proxies personally and by telephone and telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of Proxies. The Company will reimburse such persons for their expenses in so doing.

   The Proxy may be revoked at any time before it is exercised by providing written notice of such revocation to Sportmart, Inc., 1400 South Wolf Road, Wheeling, Illinois 60090, Attention: Corporate Secretary. The Proxy also may be revoked by the attendance and voting by a stockholder at the Meeting or by the execution and delivery to the Company of a Proxy dated subsequent to a prior Proxy.

                          RECORD DATE; VOTING
   The Board of Directors has fixed the close of business on April 30, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. As of the record date of the Meeting, there were outstanding 5,148,833.5 shares of Voting
Common Stock and 7,694,734.5 shares of Class A Common Stock. The outstanding shares of Voting Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting. Each holder of Voting Common Stock is entitled to one vote for each share held by such person with respect to each matter (including election of directors) to be voted on at the Meeting.

                             REQUIRED VOTE
   The vote of a plurality of the shares cast in person or by Proxy is required to elect nominees for director. The vote of a majority of the shares present in person or by Proxy and entitled to vote is required to approve the Restricted Stock Plan.

   Due to their ownership of a majority of the outstanding shares of Voting Common Stock, Larry J. Hochberg, Barbara P. Hochberg, Andrew S. Hochberg, John A. Lowenstein and Amy Lowenstein (collectively, the "Hochberg Family") together have sufficient voting power to elect the nominees proposed by the Board of Directors and to approve the other proposal described in this statement and they have advised the Board of Directors that they intend to vote their shares in favor of the election of such nominees and such other proposals.

                   ABSTENTIONS AND BROKER NON-VOTES

   The presence at the Annual Meeting in person or by Proxy of the holders of a majority of the outstanding shares of Voting Common Stock is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the proposal to elect directors. Abstentions will be considered present and entitled to vote with respect to the proposal to approve the Restricted Stock Plan and will have the same effect as votes against such proposal. Broker non-votes will not be considered present and entitled to vote with respect to such proposal and will have no effect on the voting of such proposal.

                                PROXIES
   Larry J. Hochberg and Andrew S. Hochberg, the persons named as proxies on the Proxy accompanying this Proxy Statement, have been selected by the Board of Directors of the Company to serve in such capacity. They are both directors of the Company. Each executed and returned Proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such Proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

                         ELECTION OF DIRECTORS
                             (Proposal 1)
   The Company's Board of Directors consists of eight directors. The Restated Certificate of Incorporation of the Company currently in effect provides that the members of the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year. At the Meeting, three persons will be elected as Class II directors, each to be elected for a term of three years expiring at the 2000 Annual Meeting or until their successors are elected and qualified. All nominees are currently serving as directors and have consented to serve for new terms. The Board of Directors recommends that the stockholders vote in favor of the election of the three nominees named in this Proxy Statement to serve as directors of the Company.

   If any nominee becomes unavailable for any reason, the persons named in the form of Proxy are expected to consult with management of the Company in voting the shares represented by them. Management has no reason to doubt the availability of any of the nominees to serve and no reason to believe that any of the nominees will be unavailable or unwilling to serve if elected to office. To the knowledge of management, the nominees intend to serve the term for which election is sought. A plurality of the votes cast in person or by proxy at the Meeting or any adjournment thereof will be required to elect the nominees for directors. Each stockholder is entitled to one vote per share held as of the record date. Stockholders will not be allowed to cumulate their votes in the election of directors.

Nominees

   The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

                                 Position With The Company      Director
 Name                      Age   and Principal Occupation        Since
 C. Mark Scott              44   President                       1996

 Jerome S. Gore             77   Director, Chairman              1986
                                 Emeritus, Hartmarx
                                 Corporation

 Dr. Lawrence J. Ring       48   Director, Professor of          1995
                                 Business Administration,
                                 College of William & Mary

   C. Mark Scott has been a director of the Company since 1996 and was promoted to President in September 1996. He joined the Company in July 1995 as Executive Vice President - Merchandising & Marketing. He previously was Executive Vice President - Merchandising & Marketing for Bombay Company from June 1993 until July 1995. From June 1990 u n t i l June 1993, Mr. Scott was Executive Vice President - Merchandising & Stores for Mark Cross.

     Jerome S. Gore has been a Director of the Company since 1986. He is currently the Chairman Emeritus of Hartmarx Corporation, a publicly held manufacturer and retailer of apparel. He previously served as a Director of Hartmarx Corporation until 1989 and as a Director of Peoples Energy Corp. until 1989.

   Dr. Lawrence J. Ring was elected to the Board of Directors in 1995. He is a Professor of Business Administration at the College of William and Mary in Williamsburg, Virginia. Dr. Ring s teaching and research focus on marketing and retailing strategy and marketing management. He is the author of the book Decisions in Marketing as well as a variety of scholarly articles. In addition to his work at William and Mary, Dr. Ring teaches in numerous executive development programs worldwide. His current consulting activities include assignments with IBM Corporation, Office Depot, Sears, Roebuck and Company and Lowe s Stores. Over the years, Dr. Ring has had numerous other consulting assignments with retailers such as R.H. Macy, Saks Fifth Avenue, Marshall Field s Company, T. Eaton and Company (Canada), Coles Myer (Australia), Cada Department Stores (Venezuela), Macintosh Group ( N etherlands and Portugal), ICA (Sweden) and Kesko (Finland). Professor Ring is currently serving on the Board of Directors for Bon Ton Stores, Inc. Dr. Ring has previously held academic appointments at the University of Toronto, the University of Virginia and Purdue University.

Other Directors

   The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified.

                               Position With the Company   Director  Term to
Director's Name        Age     and Principal Occupation     Since    Expire
Larry J. Hochberg      59      Chairman of the Board        1970      1998

Andrew S. Hochberg     34      Chief Executive Officer      1986      1998

John A. Lowenstein     35      Chief Operating Officer      1992      1999

Charles G. Cooper      69      Director; President, GCG     1990      1999
                               Partners.

Stuart C. Nathan       55      Director, Executive Vice     1972      1998
                               President, JMB Realty
                               Corporation

   Larry J. Hochberg was named Chairman of the Board in September 1996 from his previous position as Chairman and Chief Executive Officer. Mr. Hochberg has been a Director since he co-founded the Company in 1970. Mr. Hochberg also co-founded Children's Bargain Town (now part of Toys "R" Us), which he sold in 1969. He currently serves on the Executive Committee and the Board of Directors of the International Mass Retailing Association. Mr. Hochberg is the father of Andrew S. Hochberg and the father-in-law of John A. Lowenstein.

   Andrew S. Hochberg was promoted to Chief Executive Officer in September 1996 from his previous position as President, which position he held from 1995 until 1996. From 1993 to 1995 he was Executive Vice President. From 1990 to 1993 he was Senior Vice President and Chief Financial Officer. Mr. Hochberg joined Sportmart in 1987 as Director of Real Estate and has been a Director of the Company since 1986. Mr. Hochberg also is currently serving on the Board of Directors of Strouds, Inc., a specialty retailer of home textile products and accessories. Prior to joining the Company in 1987, Mr. Hochberg graduated from the Northwestern University School of Law and the University of Pennsylvania, Wharton School of Business. Mr. Hochberg is the son of Larry J. Hochberg and the brother-in-law of John A. Lowenstein.

   John A. Lowenstein was promoted in September 1996 to Chief Operating Officer from Executive Vice President, Operations, which position he held from March 1995. From February 1994 to March 1995, Mr. Lowenstein served as Senior Vice President, Marts, and from January 1992 to February 1994, Mr. Lowenstein served as Midwest Regional Vice President. Mr. Lowenstein has been a Director of the Company since February 1992 and was named Secretary to the Board of Directors in 1996. Mr. Lowenstein has been with the Company since 1988. He previously served as Executive Vice President of the Chapel Hill Garden Cemetery Association from 1984 to 1986. In 1990, he graduated from the Northwestern University School of Law. Mr. Lowenstein is the son-in-law of Larry J. Hochberg and the brother-in-law of Andrew S. Hochberg.

   Charles G. Cooper has been a Director of the Company since 1990. Since 1996, he has been President of GCG Partners, a private partnership providing strategic counsel and equity capital. Mr. Cooper retired in 1996 from Helene Curtis Industries, Inc., an international personal care products company where he was Senior Vice President. From 1985 to 1993, he was the Executive Vice President and Chief Operating Officer of Helene Curtis Industries, Inc. Mr. Cooper also was a Director of Helene Curtis Industries, Inc. from 1984 to 1996.

   Stuart C. Nathan has been a Director of the Company since 1972. Since 1972, he has been Executive Vice President and a Director of JMB Realty Corporation, a national real estate development and management firm. Mr. Nathan is also the President of JMB Development Corporation and JMB Urban Development Co.

 Meetings
   The Board of Directors meets regularly and may schedule additional special meetings upon request of the Chairman of the Board, the President of the Company or one-half of the whole Board of Directors. During fiscal 1996, the Board of Directors met three times in person and three times by telephone. Each director attended at least 75% of the Board meetings and meetings of Board committees on which he served that were held during fiscal 1996.

 Committees of the Board of Directors
   The Board of Directors has an Audit Committee currently composed of Charles G. Cooper and Jerome S. Gore. The Audit Committee generally has responsibility for recommending independent accountants to the Board for selection, reviewing the plan and scope of the accountants' audit, reviewing the Company's audit and control functions and reporting to the full Board of Directors regarding all of the foregoing. The Audit Committee had three meetings and conferred by telephone on a number of occasions in fiscal 1996.

   The Board of Directors' Compensation Committee is currently composed of Charles G. Cooper, Jerome S. Gore and Stuart C. Nathan. The Compensation Committee determines the compensation of Larry J. Hochberg, Andrew S. Hochberg, and John A. Lowenstein, while the compensation of the Company's other executive officers is determined by the Company in a manner consistent with prior years. The Compensation Committee s responsibilities include the administration of the Company s Restricted Stock Plan, Stock Purchase Plan, Stock Option Plan, and Key Employee Incentive Plan, including designating participants and awarding options under each of the foregoing plans. The Compensation Committee took action by written consent on thirteen occasions and conferred by telephone on a number of occasions in fiscal 1996.

   The Company does not have a Nominating Committee.

 Compensation of Directors

   Cash Compensation. A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or a committee of the Board. For the fiscal year ended February 2, 1997, non-employee directors received cash compensation consisting of an annual retainer of $15,000, with additional cash compensation of $1,000 per day for each committee meeting they attended.

   For fiscal 1997, cash compensation for non-employee directors shall consist of an annual retainer of $15,000. Non-employee directors also will receive $1,000 per day for each committee meeting they attend.

   Directors' Stock Option Plan. The Sportmart, Inc. Directors' Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on August 4, 1992 and approved by the Company's stockholders on September 25, 1992. The Director Plan provides for the granting of options to purchase an aggregate of 75,000 shares (subject to adjustment in certain circumstances) of Voting Common Stock to members of the Board of Directors who are not also employees of the Company or any of its subsidiaries (the "Outside Directors"). The Director Plan is designed to promote the interests of the Company by providing an increased opportunity for existing and potential new directors to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with or join the Company's Board of Directors and align their interest with those of the stockholders.

   Effective October 6, 1992 (the "Initial Grant Date"), each of the Outside Directors of the Company was granted non-qualified stock options ("NQSOs") to purchase 3,000 shares of Voting Common Stock at the initial public offering price. On each anniversary of the Initial Grant Date, NQSOs to purchase 3,000 shares of Voting Common Stock have been and will be granted to each of the Outside Directors (with a limit of options to acquire a total of 15,000 shares to be granted to any Outside Director). New Outside Directors will be granted options to acquire 3,000 shares of Voting Common Stock at the first meeting of directors held subsequent to their election and, thereafter, options to acquire 3,000 shares at each anniversary of such date if the person is still serving as a director on such date (with a limit of options to acquire a total of 15,000 shares to be granted to any Outside D i rector). All options granted under the Director Plan are exercisable immediately upon grant and, for options other than those granted as of the Initial Grant Date, at a price per share equal to the closing price of the Voting Common Stock as reported on the Nasdaq National Market on the date of grant or, if the market is closed on such date, the next business day. Once granted, options may not be canceled.

   If any options under the Director Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved for grant will revert to the status of available shares. All options expire on the earlier to occur of (a) seven years following the Grant Date and (b) two years after the first date on which the Outside Director is no longer serving as a director of the Company.

   The Board of Directors may amend the plan from time to time, but not more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. Furthermore, any amendment to the Director Plan shall be subject to approval by the stockholders of the Company if the amendment would: (i) materially increase the benefits accruing to the participants under the Director Plan; (ii) materially increase the number of securities which may be issued under the Director Plan; and (iii) materially modify the requirements as to eligibility for participation under the Director Plan.

                          EXECUTIVE OFFICERS
   The following persons are executive officers of the Company who are
not   identified  in  the  tables  entitled  "Election  of  Directors
Nominees" or "  Other Directors."

Name                        Age            Position
Thomas T. Hendrickson       42             Executive Vice President and
                                           Chief Financial Officer

Joseph A. DeFalco, Jr.      43             Senior Vice President - Human
                                           Resources

Mitchell P. Kahn            36             Senior Vice President - Corporate
                                           Development

Robert Morrison             41             Senior Vice President - Stores

Gregory E. Fix              38             Vice President and General Counsel

   Mr. Hendrickson joined the Company in January 1993 as Vice President - Financial Operations. In March 1993, he was named Chief Financial Officer and in March 1995 he was named Senior Vice President and Chief Financial Officer. In September 1996, Mr. Hendrickson was promoted to Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Hendrickson was employed as the Vice President and Controller by Millers Outpost Stores from 1987 to his hiring at Sportmart.

   Mr. DeFalco joined the Company in 1987 as Director of Human Resources, and was promoted to Vice President - Human Resources in 1993. In November 1995 he was named Senior Vice President - Human Resources. Prior to joining the Company, Mr. DeFalco was employed by Wieboldt Stores, Inc. as Director of Human Resources.

   Mr. Kahn joined the Company in 1992 as Vice President - Real Estate. In November 1995 he was promoted to Senior Vice President - Corporate Development. From 1989 to 1991, he was a partner in the law firm of Levenstein and Resnick as an attorney specializing in real estate law. From 1987 to 1989, Mr. Kahn was associated with the law firm of Nagelberg and Resnick.

   Mr. Morrison joined the Company in September 1995 as Vice President
- Stores. He was promoted to Senior Vice President - Stores in July 1996. Previously Mr. Morrison was employed as Director of Factory Stores for Ann Taylor from March 1993 until September 1995. Prior to March 1993 he was Senior Vice President of Stores, Regional Director for Ann Taylor.

   Mr. Fix joined the Company in 1990 as Corporate Counsel, and was promoted to Vice President and General Counsel in 1994. From 1987 until 1990, Mr. Fix was associated with the law firm of Kroesch & Kavanagh.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
   Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and NASDAQ. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

   Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were complied with.

                        EXECUTIVE COMPENSATION
   The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for 1996, 1995, and 1994 for those persons who were at February 2, 1997 (i) the chief executive officer and (ii) the four other most highly compensated (combined salary and bonus) executive officers of the Company (collectively, the "Named Officers").

                               SUMMARY COMPENSATION TABLE

                           Annual Compensation          Long Term Compensation Awards

                                                            Restricted      Securities       All Other
                                                               Stock        Underlying      Compensation
Name and Principal         Year    Salary($)    Bonus($)    Awards($)(1)    Options(#)(2)      ($)(3)
Position
Larry J.Hochberg           1996    300,000          -             -            15,657          2,200
Chairman of the Board      1995    151,309          -             -            30,000          1,323
                           1994    360,776          -             -               -            1,868

Andrew S. Hochberg         1996    300,000          -             -            39,526          2,626
Chief Executive Officer    1995    139,692          -             -            30,000          2,078
                           1994    191,370       15,000           -               -            2,196

C. Mark Scott(4)           1996    289,469       35,376       312,500          20,000        293,642
President                  1995    275,000       50,000           -            50,000         34,357
                           1994        -            -             -               -              -

John A. Lowenstein         1996    232,692          -             -            36,220          2,706
Chief Operating Officer    1995    111,184          -             -            20,000            587
                           1994    129,488       10,000           -            10,000          1,342

Thomas T. Hendrickson      1996    221,916       24,150       234,375          49,981          3,071
Executive Vice President   1995    173,531        3,000           -            15,000          1,087
& Chief Financial Officer  1994    131,958        9,500         3,000           6,500            695

(1) Represents the dollar of grants of restricted stock awards consisting of Class A Common Stock, calculated based upon the closing price of the Company's Class A Common Stock as reported on Nasdaq National Market on November 19, 1996.
(2) The securities underlying all options in this table are shares of the Company's Voting Common Stock and Class A Common Stock. The securities underlying the options grants made in fiscal years 1993 and 1994 are for the purchase of shares of the Company's
     V o ting  Common  Stock,  except  for  an  option  grant  to  Mr.
     Hendrickson made in 1994 to purchase 2,500 shares of the Company's Class A Common Stock. The securities underlying the option grants made in fiscal 1995 are for the purchase of shares of the Company's Class A Common Stock.
(3) Detail of amounts reported in the "All Other Compensation" column for 1996 is provided in the table below.
(4) Mr. Scott became an employee of the Company effective July 24, 1995; the salary set forth for fiscal 1995 is the base salary Mr. Scott would have received for the full fiscal year; Mr. Scott actually received $182,212 in salary and bonus in fiscal 1995.

Item                       L. Hochberg     A. Hochberg     M.  Scott    J. Lowenstein    T. Hendrickson
Company Contribution
to Profit Sharing Plan      $   712         $    812       $    812      $    812         $    812

Company Match
for 401(k) Plan             $ 1,488         $  1,814       $  1,214      $  1,889         $  2,259

Other
Compensation                    -0-              -0-       $291,616(1)        -0-              -0-

Total All Other
Compensation                $ 2,200         $  2,626       $293,642      $  2,701         $  3,071

__________________

(1) $ 1 7 2,616 of this amount represents expenses incurred in connection with the relocation of Mr. Scott from his residence in Texas to his new residence in Illinois; the remaining $119,000 of this amount represents the forgiveness of a $90,000 loan, grossed up for income taxes, which was made to Mr. Scott.

Option Grants In Last Fiscal Year
     The following table provides information on grants of stock options during fiscal 1996 to the Named Officers pursuant to the Stock Option Plan. The securities underlying all options in this table are shares of the Company's Class A Common Stock.

                     OPTION GRANTS IN LAST FISCAL YEAR
                                                                                           Annual Rates of Stock
                               Individual Grants                                    Price Appreciation
                                                                                    for Option Term(2)
                          Number of
                          Shares of
                          Class A        Total Options
                          Common Stock    Granted to
                          Underlying      Employees     Exercise
                           Options        in Fiscal     or Base        Expiration
Name                       Granted        Year(%)       Price(1)          Date           5%          10%
Larry J. Hochberg          10,657          1.28         $ 3.265       04/08/06(3)     $ 21,882     $  55,455
                            5,000          0.60           2.940       11/25/06(4)       9,244        23,428

Andrew S. Hochberg         19,526          2.34           3.265       04/08/06(3)       40,094       101,605
                           20,000          2.40           2.940       11/25/06(4)       36,980        93,712

C. Mark Scott              10,000          1.20           3.375       01/29/06(5)       21,225        53,789
                           10,000          1.20           3.265       04/08/06(3)       20,533        52,036

John A. Lowenstein         16,220          1.94           3.265       04/08/06(3)       33,305        84,402
                           20,000          2.40           2.940       11/25/06(4)       36,980        93,712

Thomas T. Hendrickson      30,000          3.60           3.375       01/29/06(5)       63,676       161,366
                           19,981          2.40           3.265       04/08/06(3)       41,028       103,973

__________________
(1)  Price  of  the  Company's stock on the date of the grant of stock options.
(2) Potential realizable value is presented net of the option exercise price but before any federal or state income taxes
     associated  with  exercise.    These  amounts  represent  certain
     assumed rates of appreciation only. Actual gains are dependent on the future performance of the common stock and the option holder's continued employment throughout the vesting period. The amounts reflected in the table may not necessarily be achieved.
(3)  Options granted are 100% exercisable starting on July 1, 1996.
(4) Options granted are exercisable starting on November 25, 1997, with options to purchase 33.3% of the shares of Class A
     Common Stock covered thereby becoming exercisable at that time and with options to purchase an additional 33.3% of the shares on each successive November 25 with full vesting occurring on November 25, 1999.
(5) Options granted are exercisable starting on January 29, 1997, with options to purchase 20% of the shares of Class A Common
     Stock covered thereby becoming exercisable at that time and with options to purchase an additional 20% of the shares on each successive January 29 with full vesting occurring on January
     29, 2001.

Aggregate  Option  Exercises  in  Last Fiscal Year and Fiscal Year End
Option Values

     The following table provides information on the Named Officers' unexercised options at February 2, 1997. None of the Named Officers exercised any options during fiscal 1996.

                       FISCAL YEAR END OPTION VALUES

                        Numbers of Shares           Numbers of Shares                  Value ofShares
                        Voting Common Stock         Class A Common Stock               Underlying
                           Underlying                   Underlying                     Unexercised
                        Unexercised Options         Unexercised Options                In-the-Money
                           at FY-End                    at FY-End                    Options at FY-End (1)

Name                  Exercisable/Unexercisable     Exercisable/Unexercisable      Exercisable/Unexercisable

Larry J. Hochberg          12,000/8,000                  16,657/29,000                      -/-

Andrew S. Hochberg         12,000/8,000                  25,526/44,000                      -/-

C. Mark Scott                   0/0                      22,000/48,000                      -/-

John A. Lowenstein          6,000/4,000                  20,220/36,000                      -/-

Thomas T. Hendrickson      16,481/6,400                  29,981/37,500                     -/-
Hendrickson
</TABLE
__________________
(1)  The exercise price of each of the referenced options exceeded the closing  prices  of  both  the  Company's  Voting Common Stock of
     $3.4375  and  the  Company  s  Class  A  Common Stock of $2.75 as
     reported on the Nasdaq National Market on January 31, 1997.

Report of the Board of Directors and Compensation Commitee

     Traditionally,  annual compensation and bonuses for the Company's executive  officers  (other than the chairman, chief executive officer and  chief  operating  officer)  have been determined by the Company's chairman  and  chief  executive  officer  due  to the relatively small number  of  executive  officers  and  the chairman and chief executive
o f f icer's  personal  knowledge  of  the  relative  performance  and responsibilities  of  each  executive  officer.  Option grants to such executives  are  determined  by the Compensation Committee.  Executive compensation  for the Company's executive officers for the fiscal year
ended   February  2,  1997  was  established  in  this  manner.    The
compensation of the chairman of the board, the chief executive officer and  the chief operating officer, is set by the Compensation Committee of the Board of Directors.

     The  compensation  policy  of  the  Company is to provide a total compensation  package  that is comparable to the market.  The "market"
is  defined  as companies against which the Company competes for human
resources  talent.    This includes other sporting goods retailers and
other  discount specialty retailers occupying large volume stores like
the  Company.   "Comparable" to the market means setting pay levels at
or  near the 50th percentile.  Executive compensation consists of both annual  and long-term compensation.  Annual compensation decisions are based  partly  on  short-term  performance  measures and partly on the cumulative long-term performance of the Company during the executive's
tenure  in  a  position.   Long-term compensation through the grant of
stock options is intended to compensate executives primarily for their contributions to long-term increases in stockholder value.

     Annual  compensation  consists  of  a  base  salary and an annual
bonus.    All  executive  officers  participate  in  the  Key Employee
Incentive   Plan  (the  "KEIP"),  a  corporate-level  executive  bonus program.  Salary levels and bonus criteria and plans for the Company's executive  officers  are  examined  each year to take into account the
f a ctors  discussed  above  and  other  additional  factors  believed appropriate at the time.  Executive compensation structures and levels are  determined following meetings between the chief executive officer and  the  other  executive  officers.  Department budgets and targeted performance goals are also reviewed.

     Pursuant  to  the  KEIP,  the  Compensation Committee reviews and approves  the  recommendations  of  management for target annual bonus opportunities  for  executives  under  the  Plan. In fiscal 1996, each
Participant  s  target  annual  bonus opportunity was based on overall
Company  earnings  before income taxes.  In fiscal 1996, the Company s earnings  before  income taxes were not sufficient to meet the defined
criteria  for  the  award  of  bonuses.    However,  the  Compensation
Committee did approve a management proposal to pay bonuses at mid-year
for  retention  purposes.    The chairman, chief executive officer and
chief operating officer were excluded from these bonus awards.

     Compensation for the chairman, chief executive officer, and chief operating  officer  was  set  by  the Compensation Committee in fiscal
1996.    After  the  close  of  the  1995 fiscal year the Compensation
Committee,  in  agreement  with the chairman, chief executive officer, and  chief  operating  officer, determined to substantially reduce the annual  salaries  for  fiscal  1995 of these executive officers.  This decision  was  reached  in  view of the fact that no executives of the
Company  were  receiving  cash  bonuses for fiscal 1995.  In a show of solidarity  with  executives  and  managers of the Company these three executive officers returned in the aggregate approximately $377,000 of their  fiscal 1995 salaries to the Company.  In 1996, the salaries for the  chairman  and  chief  executive  officer  were  restored to their original fiscal 1995 levels.

     Throughout fiscal 1996, other executive officers and other officers and managers were granted stock options in varying amounts as part of the Company's stock option program. As part of this program, in April 1996, 10,657 stock options were granted to the chairman, 19,526 stock options to the chief executive officer and 16,220 stock options were granted to the chief operating officer. In November 1996, options to purchase 5,000 shares were granted to the chairman and options to purchase 20,000 shares were granted to both the chief executive officer and the chief operating officer as part of the Company s annual stock option grant. Survey data as to customary award sizes for stock options was reviewed as well as the potential value of options to the executive officers under various scenarios of growth in stock price, which in turn were related to incumbents' base salaries.
T h e Board believes this form of compensation helps align an executive's interests with the interests of stockholders.

     The  Board  of  Directors  currently intends for all compensation paid  to  the  Named  Officers  to  be  tax  deductible to the Company pursuant  to  Section  162(m) of the Internal Revenue Code of 1986, as
amended  (the  "Code").    Section  162(m)  of  the Code provides that
compensation paid to the Named Officers in excess of $1,000,000 cannot be  deducted by the Company for Federal income tax purposes unless, in general,  such compensation is performance based, is established by an independent  committee  of  directors,  is  objective  and the plan or agreement  providing  for such performance based compensation has been approved  in  advance by stockholders.  In the future, however, if, in the  judgment  of  the  Board,  the  benefits  to  the  Company  of  a
c o mpensation  program  that  does  not  satisfy  the  arbitrary  and inflexible conditions of Section 162(m) of the Code outweigh the costs to  the  Company of the failure to satisfy these conditions, the Board may adopt such a program.

     Board of Directors                 Compensation Committee
     (as of February 2, 1997)           (as of February 2, 1997)

     Larry J. Hochberg                  Charles G. Cooper
     Andrew S. Hochberg                 Jerome S. Gore
     C. Mark Scott                      Stuart C. Nathan
     John A. Lowenstein
     Charles G. Cooper
     Jerome S. Gore
     Stuart C. Nathan
     Lawrence J. Ring

                           PERFORMANCE GRAPH
     The  following  graph  shows  a  comparison  of  cumulative total returns  for  the  Company,  the  NASDAQ-U.S.  Companies Index and the
NASDAQ  Retail  Trade Index during the  period   commencing October 6,
1992, the date of the Company's initial public offering, and ending on
February  2,  1997,  the  close  of  the  Company's  fiscal year.  The comparison  assumes  $100.00  was  invested  on October 6, 1992 in the
Company's Common Stock, the NASDAQ-U.S. Companies Index and the NASDAQ
Retail  Trade  Index and assumes the reinvestment of all dividends, if any.

                               SPORTMART
 Dates and Dollars Used for Sportmart's Semi-Annual Performance Graph

 Date         Sportmart,        Peer Group         NASDAQ Market
                  Inc.           Index               Index
 10/06/92       $100.000         $100.000          $100.000
 01/22/93       $106.557         $123.197          $110.792
 07/23/93       $ 52.459         $122.744          $104.191
 01/24/94       $118.033         $138.593          $116.665
 07/22/94       $111.475         $126.081          $104.337
 01/24/95       $ 64.661         $135.531          $105.908
 07/24/95       $ 55.562         $174.510          $122.570
 01/24/96       $ 29.564         $186.702          $114.405
 07/24/96       $ 23.024         $187.386          $128.446
 01/24/97       $ 19.582         $245.124          $146.359

                           APPROVAL OF THE
                         RESTRICTED STOCK PLAN
                             (Proposal 2)
     T h e  Board  of  Directors  adopted  the  Sportmart,  Inc.  1996
Restricted Stock Plan (the "Restricted Stock Plan") effective as of July 1, 1996. Restricted Stock awards are grants of shares of Common Stock that are subject to certain restrictions and to a risk of forfeiture. An aggregate of 400,000 shares of Voting Common Stock and Class A Common stock have been reserved for issuance under the Restricted Stock Plan. The Compensation Committee may award shares of either Voting Common Stock or Class A Common Stock, or a combination thereof, to participants of the Restricted Stock Plan. As of February 2, 1997, the Company has granted Restricted Stock awards in the aggregate amount of 300,000 shares of Class A Common Stock. The restrictions on these shares will lapse completely after August 1, 1999, assuming all other terms and conditions of the awards are met. A copy of the Restricted Stock Plan is attached as Exhibit A to this Proxy Statement. A description of the Restricted Stock Plan, as approved by the Board of Directors, is set forth below. Such description is qualified in its entirety by reference to the Restricted Stock Plan.

     Restricted Stock, in general, is stock granted to a participant which can be forfeited at termination of employment prior to a certain number of years and which cannot be transferred during the restricted period. The purpose of Restricted Stock awards is to motivate and retain individuals who are instrumental in achieving long term growth in shareholder equity. The Compensation Committee, in its discretion, determines the persons to whom the Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each participant, the period for which Restricted Stock is restricted, and any other restrictions to which the Restricted Stock is subject. The Compensation Committee may condition the award of Restricted Stock on such performance goals and other criteria as it may determine. The terms and conditions of the Restricted Stock award shall be confirmed in and subject to an agreement between the Company and the participant (an "Agreement"). During the restriction period, the Compensation Committee may require that the certificates evidencing the Restricted Stock be held by the Company. During the restriction period, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Unless otherwise specified in an Agreement, if a participant s employment terminates during the restriction period due to death, disability or Retirement (as therein defined), the restrictions on the Restricted Stock shall lapse. Unless otherwise specified in an Agreement, if a participant s employment shall terminate for any other reason, unless otherwise agreed by the Compensation Committee, the remaining Restricted Stock shall be forfeited by the participant to the Company.

     I f the participant incurs an involuntary Termination of Employment within 18 months of a Change in Control other than due to Cause or Good Reason, all restrictions on the Restricted Stock shall lapse and such award shall become fully vested, nonforfeitable and transferable at that time. "Change in Control", "Termination of Employment", "Cause", and "Good Reason" have the meanings set forth in the Restricted Stock Plan.

Discussion of Federal Income Tax Consequences

     The following summary of tax consequences with respect to awards under the Restricted Stock Plan is not comprehensive and is based upon laws and regulations in effect on May 1, 1997. Such laws and regulations are subject to change.

     When awards under the Restricted Stock Plan result in the issuance of shares of Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or fair market value of shares of Common Stock or other property received. Deferral of the time of issuance will generally result in the deferral of the liability for income taxes with respect to such payments or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income reported by the participant. With respect to awards of Restricted Stock, the participant must generally recognize ordinary income equal to the fair market value of the shares of Common Stock or other property received at the first time the shares of Common Stock or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company generally will be entitled to a deduction in an amount equal to the ordinary income received by the participant. A participant may elect under
Section 83 (b) of the Internal Revenue Code (the Code ) to be taxed at the time of receipt of Restricted Stock rather that upon lapse of restrictions on transferability or the substantial risk of forfeiture (and the Company could take a corresponding deduction). If the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the Restricted Stock.

     Section 162 (m) of the Code. Section 162(m) of the Code disallows a public company s tax deduction for compensation to the Named Officers in excess of $1,000,000 in any tax year beginning on or after January 1, 1994. Compensation that qualifies as performance-based compensation , however, is excluded from the $1,000,000 deductibility cap; however, Restricted Stock awards do not qualify as
performance-based    compensation  and    will  count  against  such
limitation. The Restricted Stock Plan, however, provides that, to the extent the Restricted Stock award will not be deductible under 162
(m), vesting will be delayed until such award will be deductible by the Company.

     Parachute Payments. Any payments or rights accruing to a participant upon a Change in Control, or any other payments awarded under the Restricted Stock Plan, may constitute parachute payments under Section 280G of the Code, depending upon the amount of such payments accruing and the other income of the participant from the Company. If the Restricted Stock would constitute a parachute payment and be subject to an excise tax (in addition to ordinary income tax) and the Company would be disallowed a deduction for the amount of the actual payment, then the participant s right to receive Restricted Stock under the Plan is forfeited to the extent necessary to avoid classification as parachute payments.

The Board of Directors unanimously recommends that stockholders vote "FOR" the proposed Restricted Stock Plan.

        BOARD OF DIRECTOR INTERLOCKS AND INSIDER PARTICIPATION

     Larry J. Hochberg, the Chairman of the Company, Andrew S. Hochberg, the Chief Executive Officer of the Company, C. Mark Scott, President, and John A. Lowenstein, Chief Operating Officer and Secretary of the Company, are members of the Board of Directors.

                         CERTAIN TRANSACTIONS
     From time to time the Company has transacted business with entities in which its principal stockholders or management or other affiliates of the Company have an interest.

Property Leases
     As of February 2, 1997, eight of the Company's 70 stores (Niles, Lombard, Calumet City, Schaumburg, Vernon Hills, Chicago (Lakeview), Merrillville, and North Riverside) and the Company's No Contest stores in Ferguson, Missouri and Crestwood, Missouri as well as a vacant store in Wheeling, Illinois were leased from partnerships or land trusts in which the following members of management and their families own, in the aggregate, all of the beneficial interests through various partnerships: Larry Hochberg, Barbara Hochberg, Andrew Hochberg, John Lowenstein, Amy Lowenstein, and Mitchell Kahn.

     In fiscal 1995, the Company determined to discontinue the operation of its No Contest division and to close its River North and Wheeling, Illinois locations. Notwithstanding the discontinuance of No Contest operations and the closing of the two Sportmart locations, the Company is still obligated on the leases for these locations. As of February 2, 1997, the Company has subleased the No Contest locations and is actively marketing the remaining locations to potential substitute tenants. Finally, in April 1997 one of the above-described partnerships sold the Vernon Hills, Illinois location to an unrelated third party. Thus, the Company currently has seven leases with the partnerships as described above.

     The Company believes that the occupancy costs to the Company under each lease are no higher than those which would be charged by an unrelated third party under similar circumstances. Each of the lease agreements provides for the Company, as tenant, to pay monthly fixed rent, percentage rent based upon sales in excess of stipulated amounts and its pro rata share of all utilities, insurance, taxes and other common area costs associated with the property (other than free standing stores which pay all of the costs associated with the property). A partnership in which members of management and their families indirectly own the general partner and hold up to a one-third interest as limited partners owns the property on which the Chicago (River North), Illinois mart is located. The aggregate lease payments (net of utilities, insurance, taxes and other common area costs) for the above locations in fiscal years 1996, 1995, and 1994 were approximately $3.7, $3.9, and $3.6 million, respectively.

     Additionally, various lease amendments and leases have been entered into between the Company and certain of the above described partnerships, all with the approval of the outside members of the Board of Directors. Generally, these lease amendments and leases are for the purpose of adding space to existing locations, extending lease terms or adding option terms.

Company Guarantees and Interim Financing of Partnerships

     The Company has provided interim financing to certain management-owned partnerships to cover expenses incurred by the partnerships in connection with the purchase and management of properties. Each partnership reimburses the Company for such advances, including accrued interest, as and when the partnership is billed by the Company. As of February 2, 1997, the total amount owed by such p a rtnerships was approximately $216,900. There are no Company guarantees of partnership obligations.

Miscellaneous
     Each of the management-owned partnerships which lease property to the Company pays a management fee to the Company equal to 2.5% of the gross rent for the particular property as reimbursement for property management services provided by the Company. For fiscal 1996, total management fees were $123,065.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT

     The following table sets forth, as of May 1, 1997, certain information with respect to the beneficial ownership of the Company's Class A Common Stock and Voting Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of either class of Common Stock (ii) each director of the Company, (iii) the Named Officers and (iv) all executive officers and directors as a group.

                                               Voting Common Stock                 Class A Common Stock
                                            No. of Shares      Percentage     No. of Shares      Percentage
Name of Beneficial Owner(1)              Beneficially Owned    of Total    Beneficially Owned    of Total

Larry J. Hochberg                             2,683,849          52.0%           1,954,178          25.3%
Barbara P. Hochberg                             102,000           2.0            1,566,200          20.4
Andrew S. Hochberg                              441,136           8.6              766,203           9.9
John A. Lowenstein                              157,307           3.1              321,622           4.2
C. Mark Scott (11)                                  650            *                22,000            *
Thomas Hendrickson                               19,964            *                33,129            *
Charles G. Cooper (6)                            15,000            *                 1,000            *
Jerome S. Gore (6)                               15,000            *                 3,000            *
Stuart C. Nathan (6)                             15,000            *                   _              *
Lawrence J. Ring (7)                              6,000            *                   500            *
Joseph L. Harrosh (13)                               -             *               582,400           7.6
Directors & Executive                         3,354,793          63.9            3,163,566          40.1
Officers as a Group
(14) (13 persons)

 __________________
*Less than 1%

(1) The address of each stockholder listed, with the exception of Joseph L. Harrosh, is c/o Sportmart, Inc., 1400 South Wolf Road, Wheeling, Illinois 60090. Joseph L. Harrosh s address is 40900 Grimmer Boulevard, Fremont, California 94538.
(2) Excludes 131,700 shares of Class A Common Stock and 102,000 shares of Voting Common Stock beneficially owned by Larry J. Hochberg's wife, Barbara P. Hochberg, of which shares Larry J. Hochberg disclaims beneficial ownership. Excludes 126,732 shares of Class A Common Stock which are held by Barbara P. Hochberg and John A. Lowenstein as Trustees of the AHL Investment Trust U/A/D 12/7/90, of which shares Larry J. Hochberg disclaims beneficial ownership. Excludes 555,424 shares of Class A Common Stock and 275,329 shares of Voting Common Stock held by Barbara P. Hochberg and Andrew Hochberg, as Trustees of AH Investment Trust U/A/D 6/3/87, of which shares Larry J. Hochberg disclaims beneficial ownership. Includes 1,434,000 shares of Class A Common Stock, which shares are held in a Delaware limited partnership of which a revocable trust, of which Larry J. Hochberg and Barbara P. Hochberg are grantors and trustees, is a limited partner and general partner. Includes 18,100 shares of Class A Common Stock and 792 shares of Voting Common Stock held in a irrevocable trust of which Larry J. Hochberg is co-trustee. Includes 312,500 shares Voting Common Stock beneficially owned by Sanford Cantor, which shares are subject to a voting agreement pursuant to which Larry J. Hochberg may vote such shares; Larry J. Hochberg disclaims beneficial ownership of such shares.

(3) Excludes 478,921 shares of Class A Common Stock and 2,358,557 shares of Voting Common Stocks beneficially owned by Barbara P. Hochberg s husband, Larry J. Hochberg. Excludes 126,732 shares of Class A Common Stock held by Barbara P. Hochberg and John A. Lowenstein, as Trustees of the AHL Investment Trust U/A/D 12/7/90. Excludes 555,424 shares of Class A Common Stock and 275,329 shares of Voting Common Stock held by Barbara P. Hochberg and Andrew S. Hochberg, as Trustees of the AH Investment Trust U/A/D 6/3/87, with respect to which shares Barbara P. Hochberg and Andrew S. Hochberg share voting power. Excludes 18,100 shares of Class A Common Stock and 792 shares of Voting Common Stock held in an irrevocable trust of which Larry J. Hochberg is co-trustee. Includes 1,434,000 shares of Class A Common Stock, which shares are held in a Delaware limited partnership of which a revocable trust, of which Larry J. Hochberg and Barbara P. Hochberg are grantors and trustees, is a limited partner and a general partner.
(4) Excludes 100,000 shares of Class A Common Stock held by John A. Lowenstein and Andrew S. Hochberg, as Trustees of the AHL Annuity Trust U/A/D 03/27/95, with respect to which shares John A. Lowenstein and Andrew S. Hochberg share voting power. Includes 555,424 shares of Class A Common Stock and 275,329 shares of Voting Common Stock held by Andrew S. Hochberg and Barbara P. Hochberg, as Trustees of the AH Investment Trust U/A/D 6/3/87, with respect to which shares Andrew S. Hochberg and Barbara P. Hochberg share voting power. Includes 56,207 shares of Class A Common Stock and 138,015 shares of Voting Common Stock held by Andrew Hochberg, as Trustee of the Andrew Hochberg Revocable Trust. Includes 64,500 shares of Class A Common Stock held in a limited partnership in which a trust, of which Andrew S. Hochberg is trustee, is the general partner. Includes 5,000 and 11,989 shares of Class A Common Stock respectively held by the spouse and children of Andrew S. Hochberg, and 18,100 shares of Class A Common Stock and 792 shares of Voting Common Stock held in an irrevocable trust of which Mr. Hochberg s wife is co-trustee. Andrew S. Hochberg disclaims beneficial ownership of all these shares. Includes 15,000 shares of Voting Common Stock and 4,500 shares of Class A Common Stock held by the Andrew S. Hochberg Trust U/D DTD 01/03/90, with respect to such trust Andrew S. Hochberg is the beneficiary.
(5)  Includes  126,732  shares of Class A Common Stock held by Barbara
     P. Hochberg and John A. Lowenstein, as Trustees of the AHL Investment Trust U/A/D 12/7/90. Includes 120,227 shares of Class A Common Stock and 138,807 shares of Voting Common Stock held by the spouse of John A. Lowenstein. Includes 40,943 shares of Class A Common Stock held by the children of John A. Lowenstein. Includes 12,500 shares of Voting Common Stock and 4,500 shares of Class A Common Stock held by the Amy H. Lowenstein Trust U/D DTD 01/03/90, with respect to such trust the spouse of John A. Lowenstein is the beneficiary.
(6) Includes 15,000 shares of Voting Common Stock which are currently issuable on or before June 29, 1997 upon exercise of options pursuant to the Directors' Plan.
(7) Includes 6,000 shares of Voting Common Stock currently issuable on or before June 29,1997 upon exercise of options pursuant to the Directors Plan.

(8) Includes 12,000 shares of Voting Common Stock and 22,657 shares of Class A Common Stock which are currently issuable on or before June 29, 1997 upon exercise of options pursuant to the Stock Option Plan.
(9) Includes 12,000 shares of Voting Common Stock and 31,526 shares of Class A Common Stock which are currently issuable on or before June 29, 1997 upon exercise of options pursuant to the Stock Option Plan.
(10) Includes 6,000 shares of Voting Common Stock and 24,220 shares of Class A Common Stock which may be acquired on or before June 29, 1997 upon exercise of options pursuant to the Stock Option Plan.
(11) Includes 22,000 shares of Class A Common Stock which may be acquired on or before June 29, 1997 upon exercise of options pursuant to the Stock Option Plan.
(12) Includes 19, 281 shares of Voting Common Stock and 32,981 shares of Class A Common Stock which may be acquired on or before June 29, 1997 upon exercise of options pursuant to the Stock Option Plan.
(13) As reported on a Schedule 13D filed by Joseph L. Harrosh on March 19, 1997. According to such Schedule 13D, Joseph L. Harrosh has sole voting power and sole dispositive power with respect to all of these shares.
(14) Includes 100,281 shares of Voting Common Stock and 194,573 shares of Class A Common Stock which may be acquired on or before June 29, 1997 upon exercise of options pursuant to the Stock Option Plan and the Director's Plan.

                                GENERAL
Proposals of Stockholders

     Proposals of stockholders intended to be considered at the 1998 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company not less than 120 days nor more than 150 days prior to May 30, 1998.

Form 10-K
     The Company will furnish without charge to each person whose Proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended February 2, 1997 as filed with the Securities and Exchange Commission, including the financial statements and schedules. Such report was filed with the Securities and Exchange Commission on May 5, 1997. Requests for copies of such reports should be directed to Sportmart, Inc., Attention: Investor Relations, 1400 South Wolf Road, Wheeling, Illinois 60090.

     Please date, sign and return the enclosed Proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors,

/S/ JOHN A. LOWENSTEIN
John A. Lowenstein
Corporate Secretary

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